UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )
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     ☑   Definitive Proxy Statement
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     ☐   Soliciting Material Pursuant to §240.14a-12
ARKANSAS BEST CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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ARKANSAS BEST
CORPORATION

Supplement to Proxy Statement

The Board of Directors of Arkansas Best Corporation (the “Company”) has revised its proposed amendment to the Arkansas Best Corporation 2005 Ownership Incentive Plan (the “2005 Plan”). As set forth in our proxy statement dated February 26, 2010, in our original Proposal IV, we were requesting stockholder approval of a First Amendment to the 2005 Plan, which would have increased the number of shares of common stock that the Company may issue under the 2005 Plan by 1,500,000 shares, from 1,500,000 shares to 3,000,000 shares. The revised Proposal IV seeks shareholder approval of a revised First Amendment to the 2005 Plan, which was approved by our Board of Directors on April 2, 2010, to increase the number of shares of common stock that the Company may issue under the 2005 Plan by 700,000 shares, from 1,500,000 to 2,200,000 shares. The revised First Amendment is attached to this proxy supplement as Appendix A.
There are no revisions to the proxy statement dated February 26, 2010 other than the above-described changes for Proposal IV with respect to a reduction in shares proposed for the 2005 Plan amendment. Please see the proxy statement dated February 26, 2010 for a summary of the terms of the 2005 Plan including a description of the material terms of the 2005 Plan submitted to the stockholders for approval as part of the proposed First Amendment.
The Board of Directors recommends a vote “FOR” the revised Proposal IV.
The 2010 Annual Meeting of Stockholders of the Company will be held on Thursday, April 22, 2010 at 8:00 a.m. (CDT) at the principal offices of the Company located at 3801 Old Greenwood Road, Fort Smith, Arkansas 72903.
Proxies
If you have already submitted a proxy, your vote will count as submitted by you. If you have already submitted a proxy and wish to change your vote, please revoke your proxy by following the procedures described in the proxy statement dated February 26, 2010 and vote again. If you have not yet submitted a proxy, the Board of Directors of the Company urges you to vote by following the procedures described in the proxy statement dated February 26, 2010.
The date of this proxy supplement is April 6, 2010.

ARKANSAS BEST
CORPORATION

Important Notice Regarding the Availability of Proxy
Materials for the Stockholder Meeting

To Be Held on April 22, 2010
The proxy statement, including this supplement, proxy card and
2009 Annual Report on Form 10-K to stockholders
are available at www.arkbest.com.

Appendix A
Proposed
First Amendment to the
Arkansas Best Corporation
2005 Ownership Incentive Plan
          THIS FIRST AMENDMENT (the “First Amendment”) to the Arkansas Best Corporation 2005 Ownership Incentive Plan, as amended from time to time (the “Plan”), is effective January 1, 2010 (the “Effective Date”), and is made by Arkansas Best Corporation (the “Company”).
WITNESSETH:
          WHEREAS, the Company previously adopted the Plan, under which the Company is authorized to grant equity-based incentive awards to certain employees and service providers of the Company;
          WHEREAS, the Company’s board of directors (the “Board”) has determined that it is desirable to submit for approval to the stockholders of the Company, at the Company’s 2010 Annual Meeting of Stockholders, the material terms of the Plan, including the employees eligible to participate therein, the maximum compensation payable under the Plan and the business criteria that may be used for setting performance goals under the Plan, for purposes of satisfying the “performance-based compensation” exemption under section 162(m) of the IRC of 1986, as amended (the “Code”), which requires the material terms of the Plan to be disclosed to and approved by the Company’s stockholders no later than the first stockholder meeting that occurs in the fifth year following the year in which the stockholders previously approved the Plan;
          WHEREAS, in connection with such approval, the Board has determined that it is desirable to amend the Plan, effective as of the Effective Date and subject to approval by the stockholders of the Company, to (i) increase the maximum number of shares for which Awards may be granted under the Plan, (ii) increase the maximum number of incentive stock options that may be granted under the Plan, (iii) add certain adjustment provisions applicable to the performance criteria under the Plan and (iv) make certain clarifying changes to the Plan; and
          WHEREAS, Section 19 of the Plan provides that the Board may amend the Plan from time to time under certain circumstances, including to increase the maximum number of shares for which awards may be granted under the Plan, subject to approval by the stockholders of the Company.
          NOW, THEREFORE, the Plan shall be amended as of the Effective Date, subject to approval by the Company’s stockholders, as set forth below:
     1. Section 6(a) of the Plan shall be deleted in its entirety and replaced with the following:
(a) Aggregate Limits. The maximum aggregate number of Shares issuable pursuant to all Awards, since inception of the Plan, is 2,200,000, plus any shares subject to outstanding awards under Prior Plans as of April 20, 2005 that become available pursuant to Section 6(b). The aggregate number of Shares available for grant under this Plan and the number of Shares subject to outstanding Awards will be subject to adjustment as provided in Section 13. The Shares issued pursuant to Awards granted under this Plan may be authorized and unissued shares or shares that the Company reacquired, including shares purchased in the open market.
     2. Section 6(c) of the Plan shall be deleted in its entirety and replaced with the following:
(c) Tax Code Limits. The maximum aggregate number of Shares issuable under all Awards granted under this Plan during any calendar year to any one Participant is 100,000, which number will be calculated and adjusted pursuant to Section 13 only to the extent that such calculation or adjustment will not affect the status of any Award intended to qualify as “performance based compensation” under Section 162(m) of the Code. The maximum aggregate number of Shares that may be issued pursuant to the exercise of Incentive Stock Options granted under this Plan is

Appendix A
2,200,000, which number will be calculated and adjusted pursuant to Section 13 only to the extent that such calculation or adjustment will not affect the status of any option intended to qualify as an Incentive Stock Option under Section 422 of the Code. For that portion of a Performance Award Unit granted under this Plan in any calendar year to any Participant that is denominated in dollars (as opposed to Shares) and is intended to satisfy the requirements for “performance based compensation” under Section 162(m) of the Code, the maximum amount payable for the performance period is $2,000,000 times the number of years in the performance period.
     3. The last sentence of Section 14(b) of the Plan shall be deleted in its entirety and replaced with the following:
To the extent consistent with Section 162(m) of the Code, the Committee may appropriately adjust any performance evaluation under a Qualifying Performance Criteria to exclude any of the following events that occur during a performance period: (i) asset write-downs; (ii) litigation, claims, judgments or settlements; (iii) the effect of changes in tax law or other such laws or regulations affecting reported results; (iv) accruals for reorganization and restructuring programs; (v) any extraordinary, unusual or nonrecurring items as described in the Accounting Standards Codification topic(s) that replaced or were formerly known as Accounting Principles Board (“APB”) Opinion No. 30, as the same may be amended or superseded from time to time; (vi) any change in accounting principle as defined in the Accounting Standards Codification topic(s) that replaced or were formerly known as Financial Accounting Standards Board (“FASB”) Statement 154, as the same may be amended or superseded from time to time; (vii) any loss from a discontinued operation as described in the Accounting Standards Codification topic(s) that replaced or were formerly known as FASB Statement 144, as the same may be amended or superseded from time to time; (viii) any amounts accrued by the Company or its Subsidiaries pursuant to management bonus plans or cash profit sharing plans and related employer payroll taxes for the fiscal year; (ix) goodwill impairment charges; (x) operating results for any business acquired during the Plan Year; and (xi) third party expenses associated with any acquisition by the Company or any Subsidiary.
          NOW, THEREFORE, be it further provided that, except as set forth above, the Plan shall continue to read in its current state.
          IN WITNESS WHEREOF, the Company has caused the execution of this First Amendment by its duly authorized officer, effective as of the Effective Date and subject to approval of the Company’s stockholders.

ARKANSAS BEST CORPORATION
By:
Name:
Title:
Date: